SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2003

           Keyport Life Insurance Company
(Exact name of registrant as specified in its charter)

        Rhode Island
(State of incorporation or organization)

33-3630, 333-1783 & 333-13609	05-0302931
(Commission File Number)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:       (781) 237-6030

Item 5. Other Events and Required FD Disclosure.

On April 2, 2003, Keyport Life Insurance Company ("Keyport") and its affiliate Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)") filed a Form D (Prior Notice of a Transaction) with the Division of Insurance, Department of Business Regulation of Rhode Island. On April 3, 2003, Keyport and Sun Life (U.S.) filed similar documents with the Delaware Department of Insurance. Both filings seek regulatory approval for a contemplated merger of Keyport with and into Sun Life (U.S.). Keyport and Sun Life (U.S.) are both direct wholly-owned subsidiaries of Sun Life of Canada (U.S.) Holdings, Inc. and indirect wholly-owned subsidiaries of Sun Life Financial Services of Canada Inc. Assuming regulatory approval and approval by the boards of directors of both Keyport and Sun Life (U.S.) of the final form of the merger agreement and other, related matters, the current plan calls for the merger to be effective after the close of business on December 31, 2003. Although there can be no assurance of regulatory approval, and the boards of directors of both companies retain the discretion to withhold their approval, the management of both companies currently anticipate completing the merger as planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYPORT LIFE INSURANCE COMPANY

Date April 7, 2003	By: /s/Davey S. Scoon
Davey S. Scoon
Vice President, Chief Administrative
& Financial Officer & Treasurer